SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (date of earliest event reported): November 5, 2014

WAUSAU PAPER CORP.
(Exact name of registrant as specified in its charter)

WISCONSIN	0-13923	39-0690900
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

100 PAPER PLACE
MOSINEE, WI 54455-9099
(Address of principal executive offices, including Zip Code)

(715) 693-4470
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.02.

Results of Operations and Financial Condition

On November 5, 2014, the Company reported net earnings from continuing operations, excluding certain nonrecurring items, of $0.6 million, or $0.01 per share, for the third quarter ended September 30, 2014, as compared with a net loss from continuing operations, excluding certain nonrecurring items, of $0.9 million, or $0.02 per share, for the third quarter of 2013.  On a reported basis, the Company’s third quarter net loss from continuing operations totaled $0.18 per share, as compared to a net loss from continuing operations of $0.04 per share during the third quarter of 2013.  Net sales from continuing operations for the third quarter of 2014 were $95.4 million, compared to $91.7 million in 2013.

A copy of the news release is furnished as Exhibit 99.1 to this report.*

Section 8 – Other Events

Item 8.01.

Other Events

At the meeting of annual shareholders held on August 21, 2014, the Company’s shareholders, by a majority vote, approved the proposal from one of the Company’s shareholders, to redeem the preferred share purchase rights pursuant to the rights agreement dated October 21, 1998.  The Company’s Corporate Governance Committee, with the assistance of outside advisors, reviewed various alternatives with respect to the preferred share purchase rights at its meeting held on October 16, 2014, and anticipates providing a final recommendation to the Company’s Board of Directors at its December meeting.

Also at its October meeting, the Company’s Board of Directors discussed generally the timing of the Company’s next annual meeting of shareholders.  Historically, the Company has held its annual meeting of shareholders in April of each year; however, in 2014, the Company held its annual meeting of shareholders in August.  At its most recent meeting, the Company’s Board of Directors generally discussed targeting May 2015 for its next annual meeting of shareholders, and that timeframe will have an impact on the deadlines for our shareholders to submit proposals in connection with the annual meeting.

If the meeting is held in May 2015, the Company would anticipate mailing its proxy materials on or about April 10, 2015.  Accordingly, any shareholder who intends to present a proposal at the annual meeting to be held in 2015 should deliver the written proposal to the Secretary of the Company at our office in Mosinee, Wisconsin not later than December 10, 2014, if the proposal is submitted for inclusion in our proxy materials for the 2015 meeting pursuant to Rule 14a-8 under the Exchange Act.

With respect to shareholder proposals submitted pursuant to our bylaws (and not intended to be included in our proxy materials), the window for submitting proposals (found in Bylaw II - Section 2.13 of our Company’s bylaws) is not earlier than 120 days prior to the date of our 2015 annual meeting, and not later than 90 days prior to the date of our annual meeting, unless the first public announcement of our 2015 annual meeting is made less than 100 days prior to the date of that meeting, in which case the deadline is the 10th day following our announcement of the annual meeting date.  We anticipate making a public announcement regarding our 2015 annual meeting date in December 2014, which will be more than 100 days prior to the date our 2015 meeting is held.

Shareholders may present a proposal at the 2015 annual meeting for consideration only if proper notice of the proposal has been given in accordance with one of these requirements.  Nominations for director made from the floor at the annual meeting of shareholders to be held in 2015 require advance notice in accordance with the bylaws.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1*

News release dated November 5, 2014

*

This exhibit is furnished pursuant to Item 2.02 and shall not be deemed to have been filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or Securities Exchange Act of 1934 unless expressly so provided by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  November 5, 2014

By:  SHERRI L. LEMMER

Sherri L. Lemmer

Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

to

FORM 8-K

of

WAUSAU PAPER CORP.

dated November 5, 2014

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. §232.102(d))

99.1*

News release dated November 5, 2014

*

This exhibit is furnished pursuant to Item 2.02 and shall not be deemed to have been filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or Securities Exchange Act of 1934 unless expressly so provided by specific reference in such filing.